Exhibit 99.1

[SIRVA, INC. LOGO]	news release

FOR IMMEDIATE RELEASE

Investor Contact

John Springer
Vice President
Investor Relations
630-468-4797

Media Contacts

Jim Trainor
Vice President
Corporate Communications
630-468-4828 (work)
630-334-7865 (cell)

Chuck Dohrenwend
Broadgate Consultants, Inc.
212-232-2227

SIRVA Reports Strong Results for the First Quarter Ended March 31, 2004

Company Continues to Grow Its Relocation Solutions Business and Expand Its Presence in Europe

CHICAGO, April 27, 2004 – SIRVA, Inc. (NYSE: SIR), a global relocation services provider, today reported net income of $6.4 million, or $0.09 per diluted share, for the first quarter ended March 31, 2004.  This represents a $7.9 million increase from the company’s net loss of $1.5 million, or $0.05 per diluted share, for the first quarter of 2003.

SIRVA’s operating revenue for the first quarter 2004 was $529.0 million, an increase of 11.6 percent from $474.2 million in operating revenue for the first quarter 2003.  The company’s revenue less Purchased Transportation Expense (PTE), or net revenue, was $265.6 million for the first quarter 2004, up 21.7 percent from $218.3 million in net revenue for the first quarter of last year, partially driven by favorable foreign currency impacts and by acquisitions.  SIRVA’s 2004 first quarter income from operations was $16.4 million, up 28.1 percent from $12.8 million in income from operations for the first quarter of 2003.

“Our strong first quarter results reflect the strength of our relocation offerings around the world,” said Brian P. Kelley, president and chief executive officer of SIRVA.  “We’re redefining relocation for our customers and bringing them real quality improvements and cost reductions.  All four of our business segments performed well operationally and we made significant progress in broadening our services offering and expanding our presence throughout the European continent.”

“Volume in U.S. relocation initiations increased by 27 percent in the quarter versus the first quarter of last year, driving a 51 percent increase in relocation services revenue,” said Kelley.  “In addition, for the first time in three years, we experienced a year-over-year increase in moving volumes.  These positive trends offset a continued weakness in the specialized transportation business in North America.  Over the next six months we will be evaluating our strategic options for the specialized transportation business.”

Outlook

“We are confident in our ability to meet our financial goals for 2004: a plus 10 percent increase in organic net revenue and a plus 20 percent increase in operating income,” Kelley said.  “Given our first quarter performance, and the positive forward indicators for relocation initiations and moving volumes, we are raising our earnings per share guidance for the year from $1.15 - $1.16 to $1.17 - $1.20.  For the second quarter we expect earnings per share of $0.22 - $0.23.  This compares to earnings of $0.09 per share realized in the second quarter of last year.”

SIRVA’s financial data for the first quarter ended March 31, 2004, are included with this news release.

Use of Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding SIRVA’s results as determined by generally accepted accounting principles (GAAP), the company also discloses certain non-GAAP financial measures within the meaning of Regulation G under the federal securities laws, including free cash flow and revenue less PTE, or net revenue.  Management believes this information is of interest to investors and facilitates more useful period-to-period comparisons of the company’s financial results.  Pursuant to the requirements of Regulation G, the company has attached a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Webcast

SIRVA will hold a conference call to discuss its results for the first quarter ended March 31, 2004, on Tuesday, April 27, 2004, at 10 a.m. Eastern Time (ET).  SIRVA’s call will be Webcast by CCBN and can be accessed through the investor relations portion of SIRVA’s Web site at www.sirva.com.  It also will be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors.  Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network.  Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents, at www.streetevents.com.  A replay of the call will be available through the investor relations portion of SIRVA’s Web site starting at 1p.m. ET on April 27.

About SIRVA, Inc.

SIRVA, Inc. is a leader in providing relocation solutions to a well-established and diverse customer base around the world.  The company is one of the leading global providers that can handle all aspects of relocations end-to-end within its own network, including home purchase and home sale services, household goods moving, mortgage services and insurance.  SIRVA conducts more than 365,000 relocations per year, transferring corporate and government employees and moving individual consumers.  The company operates in more than 40 countries with approximately 7,700 employees and an extensive network of agents and other service providers.  SIRVA’s well-recognized brands include Allied, Global, northAmerican and SIRVA Relocation in North America; Pickfords in the U.K.; Maison Huet in France; Kungsholms in Sweden; ADAM in Denmark; Majortrans Flytteservice in Norway; Arthur Pierre in Belgium; and Allied Pickfords in the Asia Pacific region.  More information about SIRVA can be found on the company’s Web site at www.sirva.com.

SIRVA is comprised of four business segments: Relocation Solutions – North America, Relocation Solutions – Europe & Asia Pacific, Network Services, and Transportation Solutions.  An overview of each of these segments is provided below.  Each segment’s results for the first quarter ended March 31, 2004, can be found in the financial tables that follow this news release.

Relocation Solutions – North America

This segment is SIRVA’s largest business unit and sells to customers in North America under the Allied, Global, northAmerican and SIRVA Relocation brands.  The services it provides include home purchase and home sale services, household goods moving, mortgage services, appraisal and title services, expense management, expatriate services and high-value products moving.

Relocation Solutions – Europe & Asia Pacific

This segment provides the same services as Relocation Solutions – North America, but to customers in Europe and Asia, under the ADAM, Allied Pickfords, Arthur Pierre, Kungsholms, Maison Huet, Majortrans Flytteservice, and Pickfords brands.

Network Services

This segment offers a wide range of services – including insurance, fleet maintenance programs, equipment and fuel purchasing and legal/tax services – to moving and storage agents, independent owner-operators and small truck fleets under the NAIT, TransGuard and Vanguard brands.

Transportation Solutions

This segment provides inventory management solutions using proprietary asset management technology to coordinate a variety of services such as order fulfillment, project-specific delivery management and the tracing of products through customers’ supply chains.

Forward-Looking Statements

This release includes statements that constitute forward-looking statements within the meaning of the U. S. Private Securities Litigation Reform Act of 1995.  Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “will,” “estimates,” “projects,” “intends,” or variations of such words are generally part of forward-looking statements.  Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon SIRVA, Inc. and its subsidiaries.  There can be no assurance that future developments affecting SIRVA, Inc. and its subsidiaries will be those anticipated by management.  These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including without limitation the factors described under the caption “Business-Investment Considerations” and other risks described in SIRVA, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission on March 26, 2004.  SIRVA, Inc. does not intend, and is under no obligation, to update any particular forward-looking statement included in this release.  Readers should consider the information referred to above when reviewing forward-looking statements contained in this release.

# # #

SIRVA, Inc.

Condensed Consolidated Balance Sheets
At March 31, 2004 and December 31, 2003
(Dollars in millions)
(Unaudited)

	March 31,	December 31,
	2004	2003
Current assets:
Cash and cash equivalents	$73.9	$63.1
Short-term investments	6.4	7.8
Accounts and notes receivable, net	371.7	372.8
Mortgages held for resale	47.4	58.1
Relocation properties held for resale, net	82.0	89.1
Deferred income taxes	37.1	37.1
Other current assets	44.5	33.2
Total current assets	663.0	661.2

Investments	94.5	90.3
Property and equipment, net	177.1	181.0
Goodwill, net	358.3	355.1
Intangible assets, net	228.2	228.4
Other long-term assets, net	33.7	33.4
Total long-term assets	891.8	888.2
Total assets	$1,554.8	$1,549.4

Current liabilities:

Current portion of long-term debt	$1.5	$0.6
Current portion of capital lease obligations	4.1	4.5
Mortgage warehouse facility	45.6	55.5
Relocation financing facilities	40.4	40.1
Other short-term debt	0.2	0.8
Accounts payable	114.3	110.3
Relocation properties related payables	64.1	72.6
Accrued transportation expense	47.2	69.7
Insurance and claims reserves	72.4	80.3
Accrued income taxes	7.7	6.7
Other current liabilities	157.8	168.2
Total current liabilities	555.3	609.3

Long-term debt	476.0	427.5
Capital lease obligations	17.2	18.1
Deferred income taxes	37.8	35.8
Other long-term liabilities	66.4	63.4
	597.4	544.8
Total liabilities	1,152.7	1,154.1

Stockholders’ equity:
Common stock	0.7	0.7
Additional paid-in-capital	446.4	446.5
Common stock purchase warrant	0.6	0.6
Unearned compensation	(2.8)	(3.2)
Accumulated other comprehensive loss	(18.5)	(18.5)
Accumulated deficit	(14.2)	(20.7)
Total paid-in-capital and accumulated deficit	412.2	405.4
Less cost of treasury stock	(10.1)	(10.1)
Total stockholders’ equity	402.1	395.3
Total liabilities and stockholders’ equity	$1,554.8	$1,549.4

SIRVA, Inc.

Consolidated Statements of Operations
For the three months ended March 31, 2004 and 2003
(Dollars in millions except share and per share data)
(Unaudited)

	Three Months Ended March 31, 2004	Three Months Ended March 31, 2003
Operating revenues	$529.0	$474.2

Operating expenses:
Purchased transportation expense	263.4	255.9
Other direct expense	154.9	123.7
Total direct expenses	418.3	379.6

Gross margin	110.7	94.6

General and administrative expense	92.4	80.3
Intangibles amortization	1.9	1.5
Income from operations	16.4	12.8

Other income (expense)	(0.1)	—
Interest expense	6.7	15.0
Income (loss) before income taxes	9.6	(2.2)

Provision (benefit) for income taxes	3.2	(0.7)
Net income (loss)	$6.4	$(1.5)

Net income (loss) per share - basic	$0.09	$(0.05)
Net income (loss) per share - diluted	$0.09	$(0.05)

Average number of common shares outstanding - basic	70,445,673	56,557,091
Average number of common shares outstanding - diluted	75,236,074	56,557,091

SIRVA, Inc.

Condensed Consolidated Statements of Cash Flows
For the three months ended March 31, 2004 and 2003
(Dollars in millions)
(Unaudited)

	Three Months Ended March 31, 2004	Three Months Ended March 31, 2003
Cash flows from operating activities:
Net income (loss)	$6.4	$(1.5)
Adjustments to reconcile net income (loss) to
net cash provided by operating activities:
Depreciation and amortization	12.8	12.1
Deferred income taxes	1.8	1.4
Other adjustments	(2.3)	1.9
Change in operating assets and liabilities, net of effect of acquisition:
Accounts and notes receivable	13.2	20.2
Mortgages held for resale, net	10.7	(1.4)
Relocation properties held for resale, net	(12.2)	(2.5)
Accounts payable	3.6	0.3
Other current assets and liabilities	(44.5)	(18.4)
Other long-term assets and liabilities	0.6	(0.1)
Net cash provided by (used for) operating activities	(9.9)	12.0

Cash flows from investing activities:
Additions of property and equipment	(5.5)	(3.9)
Purchases of investments, net of proceeds	(2.5)	(5.1)
Acquisitions, net of cash acquired	(3.3)	(0.3)
Other investing activities	2.6	(0.6)
Net cash used for investing activities	(8.7)	(9.9)

Cash flows from financing activities:
Change in short-term debt and revolving credit facility	49.0	5.8
Change in mortgage warehouse facility	(9.9)	0.9
Change in relocation financing facilities	(0.7)	2.2
Borrowings on long-term debt	—	0.2
Repayments on long-term debt and capital lease obligations	(1.8)	(8.1)
Proceeds from issuance of common stock	0.1	—
Other financing activities	(7.6)	3.0
Net cash provided by financing activities	29.1	4.0

Effect of translation adjustments on cash	0.3	1.0

Net increase in cash and cash equivalents	10.8	7.1
Cash and cash equivalents at beginning of period	63.1	45.5
Cash and cash equivalents at end of period	$73.9	$52.6

SIRVA, Inc.

Reconciliation of Cash Flows From Operating Activities to Free Cash Flow
For the three months ended March 31, 2004 and 2003
(Dollars in millions)
(Unaudited)

	Three Months Ended
	March 31,
	2004	2003
Net cash provided by (used for) operating activities as reported	$(9.9)	$12.0
Change in mortgage warehouse facility	(9.9)	0.9
Change in relocation financing facilities	(0.7)	2.2
Capital expenditures	(5.5)	(3.9)
Other investing activities	2.6	(0.6)
Free cash flow (1)	$(23.4)	$10.6

(1)

For internal management purposes, we use a measure of free cash flow.  This measure deducts our capital and agent expenditures, net of sale proceeds and includes the impact of movements in our mortgage warehouse and relocation financing facilities with our cash flows from operating activities, as we believe that the facilities are of a cash-neutral nature becasue they move in tandem with the change in mortgages held for sale and relocation properties held for sale.

Segment Analysis and

Reconciliation of Operating Revenues to Net Revenue
For the three months ended March 31, 2004 and 2003
(Dollars in millions)
(Unaudited)

	Three Months Ended March 31, 2004
	Global Relocation Solutions
	North America	Europe & Asia Pacific	Network Service	Transportation Solutions	Corporate	Total SIRVA
Operating revenues	$325.0	$131.3	$46.5	$26.2	$—	$529.0
Purchased transportation expense	220.5	35.6	—	7.3	—	263.4
Net revenue (2)	$104.5	$95.7	$46.5	$18.9	$—	$265.6

Income (loss) from operations	$2.1	$5.3	$9.5	$0.5	$(1.0)	$16.4

	Three Months Ended March 31, 2003
	Global Relocation Solutions
	North America	Europe & Asia Pacific	Network Service	Transportation Solutions	Corporate	Total SIRVA
Operating revenues	$315.5	$101.3	$35.5	$21.9	$—	$474.2
Purchased transportation expense	223.4	27.9	—	4.6	—	255.9
Net revenue (2)	$92.1	$73.4	$35.5	$17.3	$—	$218.3

Income (loss) from operations	$1.9	$3.6	$8.1	$(0.5)	$(0.3)	$12.8

(2)

Our operating revenues represent amounts billed to customers for all aspects of the services that we provide.  Where we fulfill the transportation service element using our independent agent network or other third party service providers, we incur purchased transportation expense, or PTE, which is included in the amount billed to our customers.  The level of PTE generally increases or decreases in proportion to the operating revenues generated from our transportation services.  PTE is one of the the items subtracted from the Company’s operating revenues in deriving SIRVA’s income (loss) from operations.  The metric net revenue is derived by taking operating revenues less PTE.